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Centerpoint Energy Houston Electric, LLC
1111 Louisiana
Houston, TX  77002

                                                                 EXHIBIT 4(j)(8)
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                    CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC

                                       TO

                               JPMORGAN CHASE BANK
                                     Trustee


                                   ----------



                         SEVENTH SUPPLEMENTAL INDENTURE


                          Dated as of October 10, 2002



                                   ----------


                  Supplementing the General Mortgage Indenture
                          Dated as of October 10, 2002

         THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A PUBLIC UTILITY

           THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS


          This instrument is being filed pursuant to Chapter 35 of the
                        Texas Business and Commerce Code

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SEVENTH SUPPLEMENTAL INDENTURE, dated as of October 10, 2002, between
CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC, a limited liability company organized and existing under the laws of the State of Texas (herein called the "Company"), having its principal office at 1111 Louisiana, Houston, Texas 77002, and JPMORGAN CHASE BANK, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the "Trustee"), the office of the Trustee at which on the date hereof its corporate trust business is administered being 600 Travis Street, Suite 1150 Houston, Texas 77002.

                             RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to the Trustee a General Mortgage Indenture dated as of October 10, 2002 (the "Indenture") providing for the issuance by the Company from time to time of its bonds, notes or other evidence of indebtedness to be issued in one or more series (in the Indenture and herein called the "Securities") and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities; and

WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Indenture and pursuant to appropriate resolutions of the Manager, has duly determined to make, execute and deliver to the Trustee this Seventh Supplemental Indenture to the Indenture as permitted by Sections 201, 301 and 1401 of the Indenture in order to establish the form or terms of, and to provide for the creation and issuance of, the Securities specified in clause (7) of the definition of the "Initial Series" under the Indenture in an initial aggregate principal amount of $19,200,000 (such series being hereinafter and in the Indenture referred to as the "Initial Series (7)"); and

WHEREAS, all things necessary to make the Securities of the Initial Series (7), when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Indenture set forth against payment therefor the valid, binding and legal obligations of the Company and to make this Seventh Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

NOW, THEREFORE, THIS SEVENTH SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of a series of Securities, and for and in consideration of the premises and of the covenants contained in the Indenture and in this Seventh Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:



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                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

         Section 101. Definitions. Each capitalized term that is used herein and is defined in the Indenture shall have the meaning specified in the Indenture unless such term is otherwise defined herein.


                                   ARTICLE TWO

                       TITLE, FORM AND TERMS OF THE BONDS

         Section 201. Title of the Bonds. This Seventh Supplemental Indenture hereby creates a series of Securities designated as the "General Mortgage Bonds, Series G, due January 1, 2011" of the Company (collectively referred to herein as the "Bonds"). For purposes of the Indenture, the Bonds shall constitute a single series of Securities and may be issued in an unlimited principal aggregate amount, although the initial issuance of the Bonds shall be in the principal amount of $19,200,000.

         Section 202. Form and Terms of the Bonds. The form and terms of the Bonds will be set forth in an Officer's Certificate delivered by the Company to the Trustee pursuant to the authority granted by this Seventh Supplemental Indenture in accordance with Sections 201 and 301 of the Indenture.

         Section 203. Treatment of Proceeds of Title Insurance Policy. Any moneys received by the Trustee as proceeds of any title insurance policy on Mortgaged Property of the Company shall be subject to and treated in accordance with the provisions of Section 607(2) of the Indenture (other than the last paragraph thereof).


                                  ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Seventh Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

Except as expressly amended and supplemented hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof and the Indenture is in all respects hereby ratified and confirmed. This Seventh Supplemental Indenture and all of its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.


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This Seventh Supplemental Indenture shall be governed by, and construed in accordance with, the law of the State of New York.

This Seventh Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.




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                  IN WITNESS WHEREOF, the parties hereto have caused this
Seventh Supplemental Indenture to be duly executed as of the day and year first above written.

                                    CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC


                                    By:     /s/ Marc Kilbride
                                        ----------------------------------------
                                         Name:
                                         Title:


                                    JPMORGAN CHASE BANK, as Trustee


                                    By:     /s/ Rhonda L. Parmar
                                        ----------------------------------------
                                         Name:  Rhonda L. Parmar
                                         Title: Vice President and Trust Officer




                                 ACKNOWLEDGMENT


STATE OF TEXAS             )
                           )       ss
COUNTY OF HARRIS           )

                  On the 10th day of October 2002, before me personally came Marc Kilbride, to me known, who, being by me duly sworn, did depose and say that he resides in Harris County, Texas; that he is the Vice President and Treasurer of CenterPoint Energy, Houston Electric, LLC, a Texas limited liability company, the limited liability company described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the sole manager of said limited liability company.

                                   /s/ Mary Etta Gaut
                                   ---------------------------------------------
                                   Notary Public

Seal of Notary Public




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                                 ACKNOWLEDGMENT


STATE OF TEXAS             )
                           )       ss
COUNTY OF HARRIS           )

                  On the 10th day of October 2002, before me personally came Rhonda L. Parmar, to me known, who, being by me duly sworn, did depose and say that she resides in Houston, Texas; that she is Vice President and Trust Officer of JPMorgan Chase Bank, a banking corporation organized under the state of New York, the _________________ described in and which executed the foregoing instrument; and that she signed her name thereto by authority of the board of directors of corporation.


                                   /s/ Jeanette C. Dunn
                                   ---------------------------------------------
                                   Notary Public


                                   Seal of Notary Public